                                                                    EXHIBIT 99.1

October 16, 2003

                   REGIONS ANNOUNCES STRONG THIRD QUARTER AND
                              YEAR-TO-DATE EARNINGS

BIRMINGHAM, Ala. - Regions Financial Corp. (NYSE:RF) today announced strong quarterly and year-to-date earnings. Net income for the quarter ended Sept. 30, 2003, totaled $164.7 million or 73 cents per diluted share, a 5.3 percent increase over third-quarter 2002 net income of $156.5 million or 70 cents per diluted share. Year-to-date 2003 net income reached $488.1 million or $2.17 per diluted share.

"We are pleased with our financial performance," said Regions Chairman and CEO Carl E. Jones Jr. "Regions' revenue and income growth remain strong as our diverse revenue stream continues to produce a balanced, healthy mix of interest income and non-interest income. In the third quarter, our fee revenue as a percentage of total revenue was 49 percent, driven in part by another robust quarter in our brokerage, mortgage and insurance operations.

"Our net interest income also showed a solid advance, and our net interest margin remained relatively stable," Jones added. "Our community banking franchise saw a year-over-year increase in both loans and low-cost deposits as we continue strengthening customer relationships to increase profitability."

Regions' Morgan Keegan, mortgage banking and insurance operations contributed to the company's solid growth in the third quarter. Morgan Keegan's private client retail business performed well and its fixed-income investment banking business remained strong.

Regions' community banking franchise also demonstrated consistent growth in the third quarter, both in loans and deposits. The core loan portfolio grew 2 percent over third-quarter 2002 levels, led by Equity AssetLine loans, Regions' home equity line of credit product. Low-cost community banking deposits increased 8 percent in the quarter, compared to the same period last year.

"Our good credit quality remained relatively steady in the third quarter," Jones said. Non-performing assets remained stable and net loan charge-offs measured ..39 percent of average loans annualized, compared to .40 percent in the third quarter of 2002. Year-to-date net loan charge-offs were .31 percent of average loans annualized, compared to .35 percent in the same period of 2002, and .36 percent for all of 2002.

After increasing its dividend for the second time in 2003, Regions paid a record amount of dividends, $71.2 million, to its shareholders in the third quarter of 2003. In addition, Regions announced that its Board of Directors declared another quarterly cash dividend of 32 cents per share payable Jan. 2, 2004, to shareholders of record as of Dec. 19, 2003. This is the 130th consecutive quarter in which Regions has paid cash dividends, going back to its formation in 1971.

Regions will host a conference call and Webcast to discuss third-quarter earnings this morning at 9 a.m. CDT. Internet access to the call and to the supporting materials will be available through the Investor Relations section of the Regions Web site, www.regions.com, under the heading of Live Webcast. Telephone access to the call may be obtained by dialing 1-800-884-5695 for U.S. callers and 617-786-2960 for international callers with access code 87185957 by 8:50 a.m. CDT.

Regions Financial Corp., with $48.8 billion in assets, ranks among the 25 largest financial services companies in the nation. Serving customers throughout the South, it provides traditional, commercial, and retail banking services and other financial services in the fields of investment banking, asset management, trust, mutual funds, securities brokerage, insurance, leasing and mortgage banking. Regions Bank offers banking services online from its Web site at www.regions.com and from more than 680 offices in Alabama, Arkansas, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas. Regions provides investment and brokerage services from more than 140 offices of Morgan Keegan & Co. Inc., one of the South's largest investment firms. Regions ranks on both the Forbes 500 and Fortune 500 listings of America's largest companies; its common stock is listed on the New York Stock Exchange (NYSE) under the ticker symbol RF.

                               Continued Next Page

October 16, 2003
Page Two

                        FINANCIAL HIGHLIGHTS (UNAUDITED)
             (Dollar amounts in thousands, except per share amounts)



                                                   Three Months Ended                           Nine Months Ended
                                                      September 30                                  September 30
                                              -----------------------------     ------      -----------------------------
Earnings                                         2003              2002         Change         2003               2002       Change
                                              -----------       -----------     ------      -----------       -----------    ------
Net income                                    $   164,722       $   156,479        5%       $   488,088       $   463,668     5%
Per share:
 Net income                                   $      0.74       $      0.71        4%       $      2.20       $      2.06     7%
 Net income-diluted                           $      0.73       $      0.70        4%       $      2.17       $      2.03     7%
 Cash dividends declared                      $      0.32       $      0.29       10%       $      0.92       $      0.87     6%

                                                             September 30
                                              ------------------------------------
Financial Condition                                 2003                2002              Change
                                              --------------        --------------        ------
Total assets                                  $   48,794,215        $   47,393,496          3%
Loans, net of unearned income                 $   31,584,385        $   30,572,317          3%
Securities                                    $    9,149,946        $    8,973,193          2%
Total earning assets                          $   44,598,797        $   43,293,638          3%
Total deposits                                $   32,616,935        $   32,174,789          1%
Stockholders' equity                          $    4,394,848        $    4,083,855          8%
Stockholders' equity per share                $        19.77        $        18.44          7%

Selected Ratios

Return on average stockholders' equity                 15.18%                15.35%
Return on average total assets                          1.35%                 1.36%
Stockholders' equity to total assets                    9.01%                 8.62%
Allowance for loan losses as a percentage
  of loans, net of unearned income                      1.44%                 1.43%
Loans, net of unearned income, to
  total deposits                                       96.83%                95.02%
Net charge-offs to average loans                        0.31%                 0.35%

For additional information, including supplemental financial information, refer to Regions' Form 8-K filed with the Securities and Exchange Commission on October 16, 2003, or visit Regions' Web site at www.regions.com. Regions' Investor Relations contact is Jenifer Goforth at 205/244-2823; Regions' Media contact is Kristi Lamont Ellis at 205/326-7179.

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

[REGIONS LOGO]



FINANCIAL SUPPLEMENT TO THIRD QUARTER 2003 EARNINGS RELEASE

SUMMARY

Regions produced strong results in the third quarter with net income of $164.7 million or $.73 per diluted share, a 5.3 percent increase, compared to $156.5 million or $.70 per diluted share for the third quarter of 2002. Year-to-date net income increased 5.3 percent to $488.1 million or $2.17 per diluted share through September 30, 2003 compared to $463.7 million or $2.03 per diluted share through September 30, 2002.

Regions lines of business continued to produce strong results and a diversified revenue stream with Morgan Keegan posting the second best quarter in its history. Fee income totaled 49% of total revenues. Morgan Keegan's revenues and net income increased 11% and 27%, respectively, in the current quarter compared to the same period of 2002. Mortgage revenues increased 47% compared to the third quarter of 2002 as the mortgage operations posted record production of $2.8 billion in the third quarter compared to $2.5 billion in the second quarter.

Net interest income increased slightly to $368.9 million compared to $366.3 million in the second quarter of 2003. The net interest margin was relatively steady at 3.44% compared to 3.47% in the second quarter of 2003.

Average community banking loans grew 2% over third quarter 2002. This increase is primarily attributable to growth in the Equity AssetLine product and real estate loans.

Regions showed solid growth in low cost deposits of 8% in the third quarter of 2003 compared to the third quarter of 2002 and 2%, annualized, on a linked quarter basis.

The provision for loan losses in the third quarter of 2003 was $30 million compared to $35 million in third quarter of 2002 and $30 million in the second quarter of 2003. The reserve for loan losses as a percent of loans, net of unearned income remained at 1.44% at September 30, 2003.

Net charge-offs totaled $30.6 million or 0.39% of average loans, annualized, in the third quarter of 2003 compared to 0.29% in the second quarter of 2003 and 0.40% for the third quarter of 2002. Two commercial loans accounted for $8.4 million or 11 basis points of net charge-offs. Year to date net charge-offs as a percent of average loans, annualized, were 0.31% in 2003 compared to 0.35% in 2002. Non-performing assets increased slightly from second quarter 2003 levels to $326.6 million.

$20.0 million of impairment on mortgage servicing rights was recaptured in the third quarter of 2003. This recapture is included in non-interest expense.

$650 million in FHLB advances were retired in the third quarter resulting in $20.6 million of loss on early extinguishment of debt. This item is included in non-interest expense.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2003 EARNINGS RELEASE
PAGE 2



                REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CONDITION
                                  (UNAUDITED)

($ amounts in thous.)
                                                9/30/02          12/31/02        3/31/03          6/30/03          9/30/03
                                             ------------     ------------     ------------     ------------     ------------

Assets:
Cash and due from banks                      $  1,220,392     $  1,577,536     $  1,216,597     $  1,235,107     $  1,262,979
Interest-bearing deposits
  in other banks                                  226,252          303,562          185,554          154,317          194,761
Securities held to maturity                        34,938           32,909           30,919           32,082           32,194
Securities available for sale                   8,938,255        8,961,691        9,680,014        9,487,220        9,117,752
Trading account assets                            890,089          785,992          889,628          897,732          776,332
Loans held for sale                             1,870,875        1,497,849          971,312        1,487,608        1,931,014
Federal funds sold and securities
  purchased under agreement
  to resell                                       245,684          334,788          371,098          572,226          452,786
Margin receivables                                515,228          432,337          448,541          682,433          509,573
Loans                                          30,822,448       31,230,268       31,799,866       31,945,121       31,815,772
Unearned income                                  (250,131)        (244,494)        (238,864)        (229,921)        (231,387)
                                             ------------     ------------     ------------     ------------     ------------
           Loans, net of unearned
            income                             30,572,317       30,985,774       31,561,002       31,715,200       31,584,385
Allowance for loan losses                        (435,798)        (437,164)        (449,704)        (456,672)        (456,040)
                                             ------------     ------------     ------------     ------------     ------------
           Net Loans                           30,136,519       30,548,610       31,111,298       31,258,528       31,128,345
Premises and equipment                            642,376          638,031          628,473          623,050          626,188
Interest receivable                               230,397          242,088          224,016          208,094          193,573
Due from customers on
  acceptances                                      36,064           60,320           71,391           19,912           10,074
Other assets                                    2,406,427        2,523,127        2,635,744        2,890,022        2,558,644
                                             ------------     ------------     ------------     ------------     ------------
                                             $ 47,393,496     $ 47,938,840     $ 48,464,585     $ 49,548,331     $ 48,794,215
                                             ============     ============     ============     ============     ============

Liabilities and Stockholders' Equity:
Deposits
    Non-interest-bearing                     $  5,062,053     $  5,147,689     $  5,287,382     $  5,530,777     $  5,546,705
    Interest-bearing                           27,112,736       27,778,512       27,081,993       26,335,738       27,070,230
                                             ------------     ------------     ------------     ------------     ------------
      Total Deposits                           32,174,789       32,926,201       32,369,375       31,866,515       32,616,935
Borrowed funds:
    Short-term borrowings:
      Federal funds purchased and
        securities sold under agreement
        to repurchase                           2,551,283        2,203,261        3,397,335        4,076,180        3,542,312
      Commercial paper                             24,750           17,250           17,250           17,250           13,750
      Other short-term
        borrowings                              2,057,264        1,864,946        1,817,000        1,999,772        1,406,372
                                             ------------     ------------     ------------     ------------     ------------
         Total Short-term
           Borrowings                           4,633,297        4,085,457        5,231,585        6,093,202        4,962,434
    Long-term borrowings                        5,543,753        5,386,109        5,392,132        5,439,448        5,603,532
                                             ------------     ------------     ------------     ------------     ------------
      Total Borrowed Funds                     10,177,050        9,471,566       10,623,717       11,532,650       10,565,966
Bank acceptances
  outstanding                                      36,064           60,320           71,391           19,912           10,074
Other liabilities                                 921,738        1,302,331        1,129,132        1,758,954        1,206,392
                                             ------------     ------------     ------------     ------------     ------------
      Total Liabilities                        43,309,641       43,760,418       44,193,615       45,178,031       44,399,367

Stockholders' equity:
    Common stock                                  144,811          138,336          138,686          139,100          139,397
    Surplus                                     1,284,365          936,958          950,699          965,244          975,939
    Undivided profits                           2,860,604        2,952,657        3,044,708        3,142,722        3,236,285
    Treasury Stock                               (358,199)               0                0                0          (27,497)
    Unearned restricted stock                     (15,441)         (13,620)         (20,236)         (17,401)         (15,693)
    Accumulated other comprehensive
      income(loss)                                167,715          164,091          157,113          140,635           86,417
                                             ------------     ------------     ------------     ------------     ------------
         Total Stockholders'
           Equity                               4,083,855        4,178,422        4,270,970        4,370,300        4,394,848
                                             ------------     ------------     ------------     ------------     ------------
                                             $ 47,393,496     $ 47,938,840     $ 48,464,585     $ 49,548,331     $ 48,794,215
                                             ============     ============     ============     ============     ============

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2003 EARNINGS RELEASE
PAGE 3



                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

($ amounts in thous., except per share amts.)                                   Quarter Ended
                                                 ----------------------------------------------------------------------------
                                                    9/30/02        12/31/02        3/31/03         6/30/03         9/30/03
                                                 ------------    ------------    ------------    ------------    ------------
Interest Income:
    Interest and fees on loans                   $    502,923    $    464,435    $    437,897    $    435,161    $    417,210
    Interest on securities:
      Taxable interest income                         104,479          99,425          95,370          88,609          79,326
      Tax-exempt interest income                        7,053           6,846           6,433           6,111           5,972
                                                 ------------    ------------    ------------    ------------    ------------
      Total Interest on Securities                    111,532         106,271         101,803          94,720          85,298
    Interest on loans held for sale                    12,146          32,275          23,348          19,830          27,780
    Interest on margin receivables                      4,951           4,297           3,874           3,973           4,004
    Income on federal funds sold and
      securities purchased under
      agreement to resell                               2,530           1,980           2,029           1,391             859
    Interest on time deposits in
      other banks                                         120              86              48              49              55
    Interest on trading account assets                  6,492           6,656           6,987           6,822           5,715
                                                 ------------    ------------    ------------    ------------    ------------
      Total Interest Income                           640,694         616,000         575,986         561,946         540,921

Interest Expense:
    Interest on deposits                              162,493         151,619         134,847         115,237          93,384
    Interest on short-term borrowings                  33,953          32,081          27,633          27,507          25,940
    Interest on long-term borrowings                   64,103          59,734          53,603          52,901          52,721
                                                 ------------    ------------    ------------    ------------    ------------
      Total Interest Expense                          260,549         243,434         216,083         195,645         172,045
                                                 ------------    ------------    ------------    ------------    ------------
      Net Interest Income                             380,145         372,566         359,903         366,301         368,876

Provision for loan losses                              35,000          32,500          31,500          30,000          30,000
                                                 ------------    ------------    ------------    ------------    ------------
      Net Interest Income After Provision
        for Loan Losses                               345,145         340,066         328,403         336,301         338,876

Non-Interest Income:
    Brokerage and investment banking                  123,294         140,240         125,027         151,811         140,257
    Trust department income                            15,605          15,038          17,106          16,850          18,168
    Service charges on deposit
      accounts                                         70,581          72,249          69,725          72,205          73,641
    Mortgage servicing and origination
      fees                                             26,863          29,834          28,228          31,757          29,074
    Securities gains (losses)                          22,642          25,228           9,898          15,799             (37)
    Other                                              67,696          80,300          91,605          89,702          86,572
                                                 ------------    ------------    ------------    ------------    ------------
      Total Non-Interest Income                       326,681         362,889         341,589         378,124         347,675

Non-Interest Expense:
    Salaries and employee benefits                    258,264         280,660         272,619         288,937         281,666
    Net occupancy expense                              25,093          26,319          25,712          25,518          26,869
    Furniture and equipment expense                    22,862          22,689          20,312          20,501          20,160
    Impairment (recapture) of MSR's                    19,725          17,000               0          19,190         (20,000)
    Other                                             126,507         137,174         129,531         129,839         147,482
                                                 ------------    ------------    ------------    ------------    ------------
      Total Non-Interest Expense                      452,451         483,842         448,174         483,985         456,177
                                                 ------------    ------------    ------------    ------------    ------------
      Income Before Income Taxes                      219,375         219,113         221,818         230,440         230,374
Applicable income taxes                                62,896          62,879          63,218          65,674          65,652
                                                 ------------    ------------    ------------    ------------    ------------
      Net Income                                 $    156,479    $    156,234    $    158,600    $    164,766    $    164,722
                                                 ============    ============    ============    ============    ============

Average shares outstanding--
  during quarter                                      221,282         221,257         221,604         222,213         222,528
Average shares outstanding--during
    quarter, diluted                                  224,438         223,976         224,059         225,064         225,699
Actual shares outstanding--
  end of quarter                                      221,476         221,337         221,898         222,561         222,257
Net income per share                             $       0.71    $       0.71    $       0.72    $       0.74    $       0.74
Net income per share, diluted                    $       0.70    $       0.70    $       0.71    $       0.73    $       0.73
Dividends per share                              $       0.29    $       0.29    $       0.30    $       0.30    $       0.32

Taxable equivalent net interest
  income                                         $    397,668    $    391,876    $    376,986    $    382,751    $    385,353


FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2003 EARNINGS RELEASE
PAGE 4


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


($ amounts in thous., except per share amts.)


                                                                   Nine Months Ended
                                                                    September 30
                                                            -----------------------------
                                                               2002              2003
                                                            -----------       -----------
Interest Income:
    Interest and fees on loans                              $ 1,521,768       $ 1,290,268
    Interest on securities:
      Taxable interest income                                   301,280           263,305
      Tax-exempt interest income                                 23,121            18,516
                                                            -----------       -----------
      Total Interest on Securities                              324,401           281,821
    Interest on loans held for sale                              34,338            70,958
    Interest on margin receivables                               14,982            11,851
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                                   6,397             4,279
    Interest on time deposits in other banks                        402               152
    Interest on trading account assets                           18,701            19,524
                                                            -----------       -----------
      Total Interest Income                                   1,920,989         1,678,853

Interest Expense:
    Interest on deposits                                        501,146           343,468
    Interest on short-term borrowings                            96,175            81,080
    Interest on long-term borrowings                            198,646           159,225
                                                            -----------       -----------
      Total Interest Expense                                    795,967           583,773
                                                            -----------       -----------
      Net Interest Income                                     1,125,022         1,095,080

Provision for loan losses                                        95,000            91,500
                                                            -----------       -----------
      Net Interest Income After Provision
         for Loan Losses                                      1,030,022         1,003,580

Non-Interest Income:
    Brokerage and investment banking                            359,445           417,095
    Trust department income                                      47,159            52,124
    Service charges on deposit accounts                         205,558           215,571
    Mortgage servicing and origination fees                      74,825            89,059
    Securities gains (losses)                                    26,426            25,660
    Other                                                       182,576           267,879
                                                            -----------       -----------
      Total Non-Interest Income                                 895,989         1,067,388

Non-Interest Expense:
    Salaries and employee benefits                              745,909           843,222
    Net occupancy expense                                        71,605            78,099
    Furniture and equipment expense                              68,129            60,973
    Impairment (recapture) of MSR's                              19,725              (810)
    Other                                                       370,516           406,852
                                                            -----------       -----------
      Total Non-Interest Expense                              1,275,884         1,388,336
                                                            -----------       -----------
      Income Before Income Taxes                                650,127           682,632
Applicable income taxes                                         186,459           194,544
                                                            -----------       -----------
      Net Income                                            $   463,668       $   488,088
                                                            ===========       ===========

Average shares outstanding--year-to-date                        225,341           222,118
Average shares outstanding--year-to-date, diluted               228,873           224,947
Actual shares outstanding--end of quarter                       221,476           222,257
Net income per share                                        $      2.06       $      2.20
Net income per share, diluted                               $      2.03       $      2.17
Dividends per share                                         $      0.87       $      0.92

Taxable equivalent net interest income                      $ 1,178,629       $ 1,145,089

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2003 EARNINGS RELEASE
PAGE 5

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS

($ amounts in thous.; yields on taxable equivalent basis)

                                                                     Quarter Ended
                                      ----------------------------------------------------------------------
                                                      9/30/02                            12/31/02
                                           Average              Yield/        Average               Yield/
                                           Balance               Rate         Balance                Rate
                                      ---------------------------------    -----------------------------------
Assets
Earning assets:
   Taxable securities                   $ 8,268,921               5.11%     $ 8,464,119               4.76%
   Non-taxable securities                   553,283               7.87%         549,495               7.70%
   Federal funds sold                       621,687               1.61%         601,929               1.31%
   Margin receivables                       527,723               3.72%         462,093               3.69%
   Loans, net of unearned
      income                             31,288,244               6.52%      30,576,749               6.19%
   Interest-bearing deposits
      in other banks                         13,847               3.44%           9,658               3.53%
   Loans held for sale                      650,439               7.41%       1,971,049               6.50%
   Trading account assets                   679,995               3.84%         752,056               3.78%
                                        -----------                         -----------
      Total earning assets               42,604,139               6.13%      43,387,148               5.81%
Allowance for loan losses                  (432,402)                           (433,208)
Cash and due from banks                     923,634                           1,005,505
Other non-earning assets                  3,572,182                           3,800,041
                                        -----------                         -----------
                                        $46,667,553                         $47,759,486
                                        ===========                         ===========


Liabilities and Stockholders' Equity
Interest-bearing liabilities:
   Savings accounts                     $ 1,477,448               0.70%     $ 1,426,427               0.53%
   Interest-bearing transaction
      accounts                              924,890               0.94%       1,293,714               1.25%
   Money market accounts                 10,762,365               1.32%      11,082,987               1.08%
   Certificates of deposit of
      $100,000 or more                    3,190,838               3.69%       3,361,224               3.36%
   Other interest-bearing
      accounts                           10,139,316               3.60%       9,949,101               3.47%
   Federal funds purchased                2,541,163               1.75%       2,587,587               1.50%
   Commercial paper                          26,728               4.88%          19,135               4.08%
   Other short-term borrowings            2,177,578               4.09%       2,226,823               3.94%
   Long-term borrowings                   5,369,578               4.74%       5,483,143               4.32%
                                        -----------
      Total interest-bearing
        liabilities                      36,609,904               2.82%      37,430,141               2.58%
Non-interest-bearing deposits             4,906,377                           5,046,352
Other liabilities                         1,134,182                           1,162,365
Stockholders' equity                      4,017,090                           4,120,628
                                        -----------                         -----------
                                        $46,667,553                         $47,759,486
                                        ===========                         ===========
Net yield on interest earning assets                              3.70%                               3.58%


                                                                               Quarter Ended
                                      ---------------------------------------------------------------------------------------------
                                                    3/31/03                            6/30/03                       9/30/03
                                           Average              Yield/        Average          Yield/       Average        Yield/
                                           Balance               Rate         Balance           Rate        Balance         Rate
                                      ---------------------------------    ----------------------------   ------------    --------
Assets
Earning assets:
   Taxable securities                   $ 8,556,302               4.59%    $ 9,019,901            3.99%    $ 8,671,597      3.68%
   Non-taxable securities                   527,888               7.68%        512,141            7.51%        479,484      7.73%
   Federal funds sold                       656,625               1.25%        534,148            1.04%        605,986      0.56%
   Margin receivables                       438,349               3.58%        505,989            3.15%        516,238      3.08%
   Loans, net of unearned
      income                             31,115,404               5.86%     31,481,985            5.70%     31,470,101      5.41%
   Interest-bearing deposits
      in other banks                          8,817               2.21%          9,225            2.13%         14,271      1.53%
   Loans held for sale                    1,534,054               6.17%      1,386,569            5.74%      2,022,109      5.45%
   Trading account assets                   859,678               3.40%        835,931            3.16%        702,280      3.23%
                                       ------------                       ------------                    ------------
      Total earning assets               43,697,117               5.50%     44,285,889            5.24%     44,482,066      4.97%
Allowance for loan losses                  (442,017)                          (453,768)                       (459,157)
Cash and due from banks                     994,186                            936,007                         924,158
Other non-earning assets                  3,899,478                          3,676,713                       3,688,043
                                       ------------                       ------------                    ------------
                                        $48,148,764                        $48,444,841                     $48,635,110
                                       ============                       ============                    ============

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
   Savings accounts                     $ 1,421,953               0.32%    $ 1,412,742            0.28%    $ 1,449,886      0.22%
   Interest bearing transaction
      accounts                            1,867,494               1.17%      2,204,375            1.05%      2,377,845      0.82%
   Money market accounts                 10,769,247               0.85%     10,616,728            0.76%     10,551,389      0.58%
   Certificates of deposit of
      $100,000 or more                    3,403,813               3.09%      3,274,531            2.68%      3,085,685      2.29%
   Other interest-bearing
      accounts                            9,758,166               3.32%      9,237,300            2.88%      8,979,828      2.41%
   Federal funds purchased                2,800,541               1.21%      3,516,034            1.10%      3,995,668      0.95%
   Commercial paper                          17,250               3.79%         17,250            3.79%         16,054      3.73%
   Other short-term borrowings            2,102,749               3.69%      1,954,446            3.63%      1,676,430      3.84%
   Long-term borrowings                   5,385,513               4.04%      5,392,564            3.93%      5,502,659      3.80%
                                       ------------                       ------------                    ------------
      Total interest-bearing
        liabilities                      37,526,726               2.34%     37,625,970            2.09%     37,635,444      1.81%
Non-interest bearing deposits             5,068,365                          5,232,916                       5,450,499
Other liabilities                         1,330,477                          1,248,552                       1,212,032
Stockholders' equity                      4,223,196                          4,337,403                       4,337,135
                                       ------------                       ------------                    ------------
                                        $48,148,764                        $48,444,841                     $48,635,110
                                       ============                       ============                    ============


Net yield on interest earning assets                              3.50%                           3.47%                     3.44%

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2003 EARNINGS RELEASE
PAGE 6


                REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
          CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS

($ amounts in thous.; yields on taxable equivalent basis)


                                                                            Nine Months Ended
                                                                                September 30
                                                      ------------------------------------------------------------------
                                                                     2002                                 2003
                                                      ----------------------------          ----------------------------
                                                        Average             Yield/            Average             Yield/
                                                        Balance              Rate             Balance              Rate
                                                      ------------          ------          ------------          ------

Assets
Earning assets:
    Taxable securities                                $  7,749,937           5.31%          $  8,749,689           4.08%
    Non-taxable securities                                 597,992           8.04%               506,327           7.64%
    Federal funds sold                                     563,318           1.52%               598,734           0.96%
    Margin receivables                                     537,684           3.73%               487,144           3.25%
    Loans, net of unearned income                       30,970,286           6.72%            31,357,129           5.65%
    Interest-bearing deposits in other banks                20,223           2.66%                10,791           1.88%
    Loans held for sale                                    616,478           7.45%             1,649,365           5.75%
    Trading account assets                                 658,676           3.85%               798,720           3.27%
                                                      ------------                          ------------
      Total earning assets                              41,714,594           6.33%            44,157,899           5.23%
Allowance for loan losses                                 (430,256)                             (451,710)
Cash and due from banks                                    941,848                               951,194
Other non-earning assets                                 3,367,882                             3,753,970
                                                      ------------                          ------------

                                                      $ 45,594,068                          $ 48,411,353
                                                      ============                          ============

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
    Savings accounts                                  $  1,430,986           0.62%          $  1,428,296           0.27%
    Interest bearing transaction
      accounts                                             842,368           1.06%             2,151,774           1.00%
    Money market accounts                               10,765,302           1.37%            10,644,990           0.73%
    Certificates of deposit of
      $100,000 or more                                   3,098,900           4.04%             3,253,511           2.69%
    Other interest-bearing accounts                     10,048,718           3.77%             9,322,247           2.88%
    Federal funds purchased                              2,050,962           1.76%             3,441,792           1.07%
    Commercial paper                                        26,915           4.95%                16,847           3.77%
    Other short-term borrowings                          2,240,253           4.07%             1,909,647           3.71%
    Long-term borrowings                                 5,046,397           5.26%             5,427,341           3.92%
                                                      ------------                          ------------
      Total interest-bearing liabilities                35,550,801           2.99%            37,596,445           2.08%
Non-interest bearing deposits                            4,895,464                             5,251,993
Other liabilities                                        1,109,813                             1,263,253
Stockholders' equity                                     4,037,990                             4,299,662
                                                      ------------                          ------------

                                                      $ 45,594,068                          $ 48,411,353
                                                      ============                          ============

Net yield on interest-earning assets                                         3.78%                                 3.47%


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                           ALLOWANCE FOR LOAN LOSSES

($ amounts in thous.)


                                             Nine Months Ended
                                               September 30
                                        ----------------------------
                                          2002                2003
                                        --------            --------

Balance at beginning of year            $419,167            $437,164

Net loans charged off:
  Commercial                              48,829              51,246
  Real estate                              9,205               9,416
  Installment                             22,663              11,962
                                        --------            --------
      Total                               80,697              72,624
Allowance of acquired banks                2,328                  --
Provision charged to expense              95,000              91,500
                                        --------            --------

Balance at end of period                $435,798            $456,040
                                        ========            ========

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2003 EARNINGS RELEASE
PAGE 7


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                                SELECTED RATIOS

($ amounts in thous.)


                                                                                     Quarter Ended
                                                      ---------------------------------------------------------------------------
                                                      9/30/02          12/31/02         3/31/03          6/30/03          9/30/03
                                                      -------          --------         -------          -------          -------

Return on average assets*                               1.33%            1.30%            1.34%            1.36%            1.34%

Return on average equity*                              15.45%           15.04%           15.23%           15.24%           15.07%

Stockholders' equity per share                        $18.44           $18.88           $19.25           $19.64           $19.77

Stockholders' equity to total assets                    8.62%            8.72%            8.81%            8.82%            9.01%

Allowance for loan losses as a percentage
    of loans, net of unearned income                    1.43%            1.41%            1.42%            1.44%            1.44%

Loans, net of unearned income,
    to total deposits                                  95.02%           94.11%           97.50%           99.53%           96.83%

Net charge-offs as a percentage of
    average loans*                                      0.40%            0.40%            0.25%            0.29%            0.39%

Total non-performing assets (excluding loans
    90 days past due) as a percentage of
    loans and other real estate                         1.11%            1.03%            1.07%            1.02%            1.03%

Total non-performing assets (including loans
    90 days past due) as a percentage of
    loans and other real estate                         1.25%            1.15%            1.22%            1.13%            1.13%


* Annualized

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2003 EARNINGS RELEASE
PAGE 8

LOANS

---------------------------------------------------------------------------------------------------------------------------------
                                              LOAN PORTFOLIO - PERIOD END DATA
---------------------------------------------------------------------------------------------------------------------------------
($ amounts in thousands)                                                                    9/30/2003              9/30/2003
                       9/30/2002   12/31/2002    3/31/2003    6/30/2003    9/30/2003      vs. 9/30/2002           vs. 6/30/03*
                      -----------  -----------  -----------  -----------  -----------  -------------------    -------------------
Commercial            $10,843,901  $11,080,812  $10,987,725  $10,988,657  $10,409,481  $  (434,420)   -4.0%   $ (579,176)  -21.1%
Residential
  Mortgages             7,872,982    7,978,284    7,832,514    8,204,385    8,172,563      299,581     3.8%      (31,822)   -1.6%
Other Real Estate
  Loans                 4,259,622    4,497,486    5,199,901    4,910,895    5,439,971    1,180,349    27.7%      529,076    43.1%
Construction            3,663,580    3,603,820    3,636,628    3,579,442    3,371,931     (291,649)   -8.0%     (207,511)  -23.2%
Branch Installment      1,674,325    1,632,443    1,550,386    1,476,601    1,414,299     (260,026)  -15.5%      (62,302)  -16.9%
Indirect Installment      491,321      375,438      393,890      382,401      380,649     (110,672)  -22.5%       (1,752)   -1.8%
Consumer Lines
 of Credit              1,174,466    1,219,286    1,330,412    1,538,884    1,728,054      553,588    47.1%      189,170    49.2%
Student Loans             592,120      598,205      629,546      633,935      667,437       75,317    12.7%       33,502    21.1%
                      -----------  -----------  -----------  -----------  -----------  -----------   -----    ----------   -----
                      $30,572,317  $30,985,774  $31,561,002  $31,715,200  $31,584,385  $ 1,012,068     3.3%   $ (130,815)   -1.6%
                      ===========  ===========  ===========  ===========  ===========  ===========   =====    ==========   =====

Loans Held for
  Sale (HFS):
Mortgage Loans
  HFS                 $   770,875  $ 1,014,112  $   905,881  $ 1,166,875  $ 1,336,380  $   565,505    73.4%   $  169,505    58.1%
Indirect Loans
  HFS                   1,100,000      483,737       65,431      320,733      594,634     (505,366)  -45.9%      273,901   341.6%
                      -----------  -----------  -----------  -----------  -----------  -----------   -----    ----------   -----
  Total Loans
  HFS                 $ 1,870,875  $ 1,497,849  $   971,312  $ 1,487,608  $ 1,931,014  $    60,139     3.2%   $  443,406   119.2%
                      ===========  ===========  ===========  ===========  ===========  ===========   =====    ==========   =====


-----------------------------------------------------------------------------------------------------------------------------------
                                                LOAN PORTFOLIO - AVERAGE BALANCES
-----------------------------------------------------------------------------------------------------------------------------------
($ amounts in thousands)                                                                         3Q03                  3Q03
                        3Q02          4Q02         1Q03           2Q03          3Q03           vs. 3Q02              vs. 2Q03*
                    -----------   -----------   -----------   -----------   -----------  --------------------    ------------------
Commercial          $10,494,872   $10,924,706   $10,910,248   $11,004,275   $10,706,642  $   211,770      2.0%   $(297,633)  -10.8%
Residential
  Mortgages           8,034,744     7,784,786     8,075,654     8,120,655     8,053,111       18,367      0.2%     (67,544)   -3.3%
Other Real Estate
  Loans               4,156,849     4,400,778     4,636,233     4,769,170     5,137,428      980,579     23.6%     368,258    30.9%
Construction          3,658,389     3,632,526     3,628,926     3,622,848     3,475,015     (183,374)    -5.0%    (147,833)  -16.3%
Branch Installment    1,661,190     1,641,828     1,588,658     1,516,335     1,426,755     (234,435)   -14.1%     (89,580)  -23.6%
Indirect Installment  1,556,376       396,603       375,786       368,989       381,910   (1,174,466)   -75.5%      12,921    14.0%
Consumer Lines
  of Credit           1,150,183     1,200,906     1,269,432     1,453,531     1,643,158      492,975     42.9%     189,627    52.2%
Student Loans           575,641       594,616       630,467       626,182       646,082       70,441     12.2%      19,900    12.7%
                    -----------   -----------   -----------   -----------   -----------  -----------    -----    ---------   -----
                    $31,288,244   $30,576,749   $31,115,404   $31,481,985   $31,470,101  $   181,857      0.6%   $ (11,884)   -0.2%
                    ===========   ===========   ===========   ===========   ===========  ===========    =====    =========   =====
Loan Held for Sale
  (HFS):
Mortgage Loans HFS  $   650,439   $ 1,000,540   $ 1,039,136   $ 1,205,220   $ 1,559,879  $   909,440    139.8%   $ 354,659   117.7%
Indirect Loans HFS         --         970,509       494,918       181,349       462,230      462,230      0.0%     280,881   619.5%
                    -----------   -----------   -----------   -----------   -----------  -----------    -----    ---------   -----
  Total Loans HFS   $   650,439   $ 1,971,049   $ 1,534,054   $ 1,386,569   $ 2,022,109  $ 1,371,670    210.9%   $ 635,540   183.3%
                    ===========   ===========   ===========   ===========   ===========  ===========    =====    =========   =====


-----------------------------------------------------------------------------------------------------------------------------------
                                            AVERAGE COMMUNITY BANKING AND WHOLESALE LOANS
-----------------------------------------------------------------------------------------------------------------------------------
($ amounts in thousands)                                                                        3Q03                   3Q03
                          3Q02          4Q02         1Q03           2Q03         3Q03          vs. 3Q02              vs. 2Q03*
                      -----------   -----------   -----------   -----------  -----------  --------------------    ------------------
Community Bank Loans  $24,824,069   $25,148,716   $25,389,025   $25,525,634  $25,384,348  $   560,279     2.3%    $(141,286)  -2.2%
Wholesale Loans         6,464,175     5,428,033     5,726,379     5,956,351    6,085,753     (378,422)   -5.9%      129,402    8.7%
                      -----------   -----------   -----------   -----------  -----------  -----------     ---     ---------    ---
                      $31,288,244   $30,576,749   $31,115,404   $31,481,985  $31,470,101  $   181,857     0.6%    $ (11,884)  -0.2%
                      ===========   ===========   ===========   ===========  ===========  ===========     ===     =========    ===


*Linked quarter percentage changes are presented on an annualized basis.


- Consumer lines of credit, primarily Equity AssetLines, grew 47.1% over 3Q02 and 49.2%, annualized, over 2Q03. The quality of the Equity AssetLine portfolio remains high, with an average FICO score of 738 at September 30, 2003. Over 25,000 new lines were booked in the first three quarters of 2003, compared to approximately 15,000 new lines booked in the first three quarters of 2002.

- At September 30, 2002, Regions classified approximately $1.1 billion of its indirect auto loan portfolio as held for sale. During the fourth quarter of 2002 and the first quarter of 2003, Regions securitized and sold approximately $800 million and $575 million, respectively, of indirect consumer auto loans classified as held for sale. At September 30, 2003, there were approximately $594.6 million in indirect auto loans held for sale.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2003 EARNINGS RELEASE
PAGE 9


DEPOSITS

------------------------------------------------------------------------------------------------------------------------------------
                                                       DEPOSIT PORTFOLIO - PERIOD END DATA
------------------------------------------------------------------------------------------------------------------------------------
($ amounts in thousands)                                                                          3Q03                 3Q03
                    9/30/2002   12/31/2002     3/31/2003    6/30/2003       9/30/2003           vs. 3Q02              vs.2Q03*
                   -----------  -----------   -----------  -----------    ------------     -----------------     ------------------
Interest-Free
  Deposits         $ 5,062,053  $ 5,147,689   $ 5,287,382  $ 5,530,777     $ 5,546,705     $ 484,652     9.6%     $ 15,928      1.2%
Interest-Bearing
  Checking           1,045,735    1,685,237     2,183,844    2,424,521       2,493,209     1,447,474   138.4%       68,688     11.3%
Savings              1,417,878    1,401,551     1,415,249    1,411,910       1,419,015         1,137     0.1%        7,105      2.0%
Money Market        10,883,940   10,959,997    10,654,437   10,429,281      10,418,836      (465,104)   -4.3%      (10,445)    -0.4%
                   -----------  -----------   -----------  -----------    ------------     ---------   -----     ---------    -----
 Total Low-Cost
  Deposits          18,409,606   19,194,474    19,540,912   19,796,489      19,877,765     1,468,159     8.0%       81,276      1.6%
CD's < $100K         6,888,661    6,668,260     6,463,944    5,675,508       5,214,403    (1,674,258)  -24.3%     (461,105)   -32.5%
CD's > $100K         3,324,508    3,422,868     3,112,566    3,174,747       3,086,601      (237,907)   -7.2%      (88,146)   -11.1%
Other Time
 Deposits            3,552,014    3,640,599     3,251,953    3,219,771       4,438,166       886,152    24.9%    1,218,395    151.4%
                   -----------  -----------   -----------  -----------    ------------     ---------   -----     ---------    -----
                   $32,174,789  $32,926,201   $32,369,375  $31,866,515    $ 32,616,935     $ 442,146     1.4%    $ 750,420      9.4%
                   ===========  ===========   ===========  ===========    ============     =========   =====     =========    =====


----------------------------------------------------------------------------------------------------------------------------------
                                             AVERAGE COMMUNITY BANKING AND WHOLESALE DEPOSITS
----------------------------------------------------------------------------------------------------------------------------------
($ amounts in thousands)                                                                         3Q03                  3Q03
                     9/30/2002    12/31/2002    3/31/2003     6/30/2003      9/30/2003         vs. 3Q02               vs.2Q03*
                    -----------   -----------  -----------   -----------    -----------   ------------------    -------------------
Community Bank
  Deposits          $28,206,152   $28,299,365  $28,524,001   $27,732,413    $27,180,362   $(1,025,790)  -3.6%   $(552,051)   -8.0%
Wholesale Deposits    3,963,585     3,835,255    3,769,558     4,315,066      4,714,770       751,185   19.0%     399,704    37.1%
                    -----------   -----------  -----------   -----------    -----------   -----------   ----    ---------    ----
                    $32,169,737   $32,134,620  $32,293,559   $32,047,479    $31,895,132   $  (274,605)  -0.9%   $(152,347)   -1.9%
                    ===========   ===========  ===========   ===========    ===========   ===========   ====    =========    ====


*Linked quarter percentage changes are presented on an annualized basis.


- Low-cost deposits grew 2%, annualized, compared to 2Q03, and 8% compared to 3Q02. CD's declined significantly over both periods. This reflects management's effort to adjust the deposit mix to favor low-cost accounts. The decline in community banking deposits in both periods is primarily the result of the maturity of high-cost CD's in 2Q03 and 3Q03.

- $751 million of high-yield CD's matured during 3Q03 at an average rate of 5.13%.

- CD's less than $100,000 comprised 16.0% of total deposits at September 30, 2003, down from 21.4% at September 30, 2002, and 17.8% at June 30,
         2003.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2003 EARNINGS RELEASE
PAGE 10


OPERATING PERFORMANCE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 3Q03                   3Q03
($ amounts in thousands)    3Q02         4Q02         1Q03         2Q03         3Q03           vs. 3Q02               vs.2Q03*
                          --------     --------     --------     --------     --------     -----------------     ------------------
Net Interest Income       $380,145     $372,566     $359,903     $366,301     $368,876     $(11,269)    -3.0%    $  2,575       2.8%
Non-Interest Income
 (ex. sec. gains/losses)   304,039      337,661      331,691      362,325      347,712       43,673     14.4%     (14,613)    -16.1%
                          --------     --------     --------     --------     --------     --------     ----     --------      ----
  Total Revenue           $684,184     $710,227     $691,594     $728,626     $716,588     $ 32,404      4.7%    $(12,038)     -6.6%
                          ========     ========     ========     ========     ========     ========     ====     ========      ====
Fee Income as a % of
  Total Revenue               44.4%        47.5%        48.0%        49.7%        48.5%
                          ========     ========     ========     ========     ========


($ amounts in thousands)               YTD 3Q02                 YTD 3Q03              $ change           % change
                                      ----------               ----------             --------           --------
Net Interest Income                   $1,125,022               $1,095,080             $(29,942)            -2.7%
Non-Interest Income
 (ex. sec. gains/losses)                 869,563                1,041,728              172,165             19.8%
                                      ----------               ----------             --------              ---
  Total Revenue                       $1,994,585               $2,136,808             $142,223              7.1%
                                      ==========               ==========             ========              ===

Fee Income as a % of
   Total Revenue                            43.6%                    48.8%
                                      ==========               ===========

--------------------------------------------------------------------------------------------------------------------------------
Tax-equivalent basis:                      3Q02      4Q02           1Q03      2Q03        3Q03        YTD 3Q02       YTD 3Q03
--------------------------------------------------------------------------------------------------------------------------------
Net interest margin                        3.70%     3.58%          3.50%     3.47%       3.44%         3.78%          3.47%
Yield on interest-earning assets           6.13%     5.81%          5.50%     5.24%       4.97%         6.33%          5.23%
Rate on interest-bearing liabilities       2.82%     2.58%          2.34%     2.09%       1.81%         2.99%          2.08%
--------------------------------------------------------------------------------------------------------------------------------

*Linked quarter percentage changes are presented on an annualized basis.


- The decrease in yield on interest-earning assets in 3Q03, compared to 2Q03, occurred in most categories of earning assets and is primarily attributable to lower rates at the end of the second quarter.

- The decrease in the rate on interest-bearing liabilities in 3Q03, compared to 2Q03, occurred primarily in the deposit accounts and is related to the lowering of the discount rate as well as the maturity of high-rate option CD's that matured during 2Q03 and 3Q03.

- Fee income as a percentage of gross total revenue, excluding securities gains, was 48.5% in 3Q03.

- Current modeling indicates that Regions' net interest margin in 4Q03 should remain within a few basis points of its 3Q03 levels, assuming no further changes in market interest rates and a steady yield curve. Regions remains in a slightly asset-sensitive position at the end of the third quarter of 2003.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2003 EARNINGS RELEASE
PAGE 11

                        NON-INTEREST INCOME AND EXPENSE

NON-INTEREST INCOME

                                                                                               3Q03                  3Q03
($ amounts in thousands)      3Q02        4Q02        1Q03        2Q03        3Q03            VS.3Q02               vs.2Q03*
                            ---------   ---------   ---------   ---------   ---------    -----------------    -------------------

Brokerage and investment
  banking                   $ 123,294   $ 140,240   $ 125,027   $ 151,811   $ 140,257    $  16,963    13.8%   $ (11,554)    -30.4%
Trust department income        15,605      15,038      17,106      16,850      18,168        2,563    16.4%       1,318      31.3%
Service charges on
  deposit accounts             70,581      72,249      69,725      72,205      73,641        3,060     4.3%       1,436       8.0%
Mortgage servicing &
  origination fees             26,863      29,834      28,228      31,757      29,074        2,211     8.2%      (2,683)    -33.8%
Securities gains               22,642      25,228       9,898      15,799         (37)     (22,679) -100.2%     (15,836)   -400.9%
Insurance premiums &
  commissions                  17,736      18,079      19,661      17,654      19,048        1,312     7.4%       1,394      31.6%
Gain(loss) on sale of
  mortgage loans               23,164      27,252      28,475      37,211      35,438       12,274    53.0%      (1,773)    -19.1%
Gain on securitization
  of auto loans                    --       7,489       6,830          --          --           --      --           --        --
Derivative income               3,662       8,518       5,483       8,016       4,208          546    14.9%      (3,808)   -190.0%
Other                          23,134      18,962      31,156      26,821      27,878        4,744    20.5%       1,057      15.8%
                            ---------   ---------   ---------   ---------   ---------    ---------   -----    ---------    ------
 Total non-interest income  $ 326,681   $ 362,889   $ 341,589   $ 378,124   $ 347,675    $  20,994     6.4%   $ (30,449)    -32.2%
                            =========   =========   =========   =========   =========    =========   =====    =========    ======

NON-INTEREST EXPENSE

                                                                                                 3Q03                  3Q03
($ amounts in thousands)       3Q02        4Q02        1Q03        2Q03        3Q03             VS.3Q02              VS.2Q03*
                             ---------   ---------   ---------   ---------   ---------    ------------------   -------------------

Salaries and employee
  benefits                   $ 258,264   $ 280,660   $ 272,619   $ 288,937   $ 281,666    $  23,402      9.1%  $  (7,271)    -10.1%
Net occupancy expense           25,093      26,319      25,712      25,518      26,869        1,776      7.1%      1,351      21.2%
Furniture and equipment
  expense                       22,862      22,689      20,312      20,501      20,160       (2,702)    -118%       (341)     -6.7%
Amortization of core
  deposit intangible               333         489         335         334         335            2      0.6%          1       1.2%
Amortization of MSR's            9,428      11,990      11,472      12,705       9,196         (232)    -2.5%     (3,509)   -110.5%
Impairment (Recapture)
  of MSR's                      19,725      17,000          --      19,190     (20,000)     (39,725)  -201.4%    (39,190)   -816.9%
Loss on early
  extinguishment of debt            --       5,187          --          --      20,580       20,580       --      20,580        --
Other                          116,746     119,508     117,724     116,800     117,371          625      0.5%        571       2.0%
                             ---------   ---------   ---------   ---------   ---------    ---------   ------   ---------    ------
 Total non-interest expense  $ 452,451   $ 483,842   $ 448,174   $ 483,985   $ 456,177    $   3,726      0.8%  $ (27,808)   -22.98%
                             =========   =========   =========   =========   =========    =========   ======   =========    ======



*  Linked quarter percentage changes are presented on an annualized basis.

         - Trust department income was at its highest level in five quarters due primarily to better performance in the financial markets and an increase in trust assets of 7% over 3Q02.

         - For the nine months ended September 30, 2003, approximately 67% of Rebsamen's insurance revenues are related to the commercial property and casualty business. Approximately 23% of revenues are from the life and group life businesses, with the remaining amounts coming from claims services and contingencies.

         - Insurance premiums increased over 2Q03 and 3Q02 levels primarily as a result of new acquisitions of customers.

         - The increase in salaries and employee benefits of 9.1% from the 3Q02 to 3Q03 is directly related to commission and incentive pay in the brokerage and mortgage operations and corresponds with increases in revenues in those areas in the same periods. The decline in salaries and employee benefits on a linked-quarter basis corresponds to the decline in incentive pay in the brokerage operations in the same periods.

         - Pension expense year-to-date increased $10.1 million over 2002 due to lower actual returns on plan assets and lower discount rates.

         - $20 million of mortgage servicing rights impairment was recaptured in the third quarter as a result of changes in interest rates and a slowdown in prepayment speeds.

         - During the third quarter of 2003, Regions chose to pay off $650 million of FHLB advances early, resulting in a loss on early extinguishment of debt of $20.6 million.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2003 EARNINGS RELEASE
PAGE 12


MORGAN KEEGAN

                                 MORGAN KEEGAN

Summary Income Statement


                                                                                             3Q03 vs.               3Q03 vs.
($ amounts in thousands)      3Q02        4Q02        1Q03        2Q03        3Q03             3Q02                   2Q03*
                            --------    --------    --------    --------    --------    -----------------     --------------------

Revenues:
  Commissions               $ 36,357    $ 38,589    $ 34,175    $ 40,022    $ 43,782    $  7,425     20.4%    $  3,760        37.6%
  Principal transactions      58,881      66,125      68,015      72,208      60,669       1,788      3.0%     (11,539)      -63.9%
  Investment banking          16,138      22,497      12,184      28,933      23,378       7,240     44.9%      (5,555)      -76.8%
  Interest                    13,606      12,960      12,925      12,385      10,799      (2,807)   -20.6%      (1,586)      -51.2%
  Trust fees and services     16,025      15,407      15,158      14,707      15,541        (484)    -3.0%         834        22.7%
  Investment advisory         13,142      15,497      13,616      14,778      17,405       4,263     32.4%       2,627        71.1%
  Other                        2,892       4,204       3,790       4,927       3,285         393     13.6%      (1,642)     -133.3%
                            --------    --------    --------    --------    --------    --------     ----     --------     -------
    Total revenues           157,041     175,279     159,863     187,960     174,859      17,818     11.3%     (13,101)      -27.9%

Expenses:
  Interest expense             7,275       6,679       7,517       6,344       5,622      (1,653)   -22.7%        (722)      -45.5%
  Non-interest expense       122,683     135,747     126,226     142,924     134,507      11,824      9.6%      (8,417)      -23.6%
                            --------    --------    --------    --------    --------    --------     ----     --------     -------
    Total expenses           129,958     142,426     133,743     149,268     140,129      10,171      7.8%      (9,139)      -24.5%
                            --------    --------    --------    --------    --------    --------     ----     --------     -------

Income before income taxes    27,083      32,853      26,120      38,692      34,730       7,647     28.2%      (3,962)      -41.0%
Income taxes                  10,059      12,277       9,687      14,652      13,045       2,986     29.7%      (1,607)      -43.9%
                            --------    --------    --------    --------    --------    --------     ----     --------     -------
Net income                  $ 17,024    $ 20,576    $ 16,433    $ 24,040    $ 21,685    $  4,661     27.4%    $ (2,355)      -39.2%
                            ========    ========    ========    ========    ========    ========     ====     ========     =======


Breakout of Revenue by Division


                                              Fixed-
                                              income             Equity           Regions
                           Private            Capital            Capital            MK             Investment         Interest
($ amounts in thousands)    Client            Markets            Markets           Trust            Advisory           & Other
                           --------           --------           -------          --------         ----------         --------

THREE MONTHS ENDED
SEPTEMBER 30, 2003:
$ amount of revenue        $ 52,616           $ 58,624           $18,749           $15,541           $17,814           $11,515
% of gross revenue             30.1%              33.5%             10.7%              8.9%             10.2%              6.6%

THREE MONTHS ENDED
JUNE 30, 2003:
$ amount of revenue        $ 51,369           $ 77,348           $14,798           $14,707           $15,734           $14,004
% of gross revenue             27.3%              41.2%              7.9%              7.8%              8.4%              7.4%

NINE MONTHS ENDED
SEPTEMBER 30, 2003:
$ amount of revenue        $144,705           $201,518           $43,220           $45,406           $48,350           $39,483
% of gross revenue             27.7%              38.6%              8.3%              8.7%              9.3%              7.5%

NINE MONTHS ENDED
SEPTEMBER 30, 2002:
$ amount of revenue        $129,330           $157,108           $42,120           $48,172           $38,729           $43,457
% of gross revenue             28.2%              34.2%              9.2%             10.5%              8.4%              9.5%


*  Linked quarter percentage changes are presented on an annualized basis.

            ADDITIONAL MORGAN KEEGAN FINANCIAL AND OPERATIONAL DATA


                                                     9/30/2002       12/31/2002       3/31/2003        6/30/2003        9/30/2003
                                                  --------------   --------------  --------------   --------------   --------------

Morgan Keegan offices                                145              142             146              145              146
Total number of MK financial advisors                940              930             915              895              900
New MK customer accounts opened in the quarter    14,800           14,200          13,400           15,400           15,600
Total MK customer assets                           $31.1 Billion    $32.7 Billion   $33.0 Billion    $35.5 Billion    $37.4 Billion
RMK Trust Assets                                   $20.4 Billion    $20.1 Billion   $19.0 Billion    $20.2 Billion    $21.6 Billion

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2003 EARNINGS RELEASE
PAGE 13


MORGAN KEEGAN (CONTINUED)

         - Commissions revenue increased 38% annualized in 3Q03 over 2Q03, representing increased activity by retail customers.

         - The decline in principal transactions revenue compared to 2Q03 was primarily a result of slowing fixed-income markets in 3Q03 compared to a record level of activity in 2Q03.

         - The $5.6 million decrease in investment banking revenues in 3Q03 compared to 2Q03 is a result of commissions of $5.6 million that were recognized in the second quarter related to the sale of $247.5 million of the proprietary Regions Morgan Keegan High Income Fund. The increase of $7.2 million over 3Q02 is primarily attributable to increased underwriting fees as a result of an increase in activity in the equity markets.

         - Investment advisory revenue was affected by continued sales initiatives to increase customer wrap accounts.

         - Revenue mix between various product lines was more balanced in the third quarter with increasing percentage contributions from the Private Client's retail division and the Equity Capital Markets division and decreasing percentage contributions from the Fixed Income division.

         - Private Client revenues increased 9.7% on an annualized, linked-quarter basis due to increased retail brokerage activity. Average assets per financial advisor increased to $53.6 million at September 30, 2003 from $51.0 million at June 30, 2003.

         - Fixed Income revenues declined significantly in the third quarter from record second quarter levels, as a result of the rising interest rate environment. However, interest rates remain at historically low levels and the fixed income business remains strong compared to historical levels.

         - Equity Capital Markets' revenues improved in the third quarter. The department's third quarter revenues were 43.3% of total year-to-date 2003 revenues as a result of Morgan Keegan's involvement in initial public offerings in the third quarter.

         - The Regions Morgan Keegan Trust and Investment Advisory divisions also gained momentum with revenues increasing 5.7% and 13.2%, respectively, compared to the previous quarter. Trust assets increased 7% and total customer assets increased 5.3% compared to the previous quarter.

         - The decline in non-interest expense is primarily attributable to a decline in incentive and commission pay which is consistent with an overall decline in revenues.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2003 EARNINGS RELEASE
PAGE 14

MORTGAGE OPERATIONS

-----------------------------------------------------------------------------------------------------------------------------------
                                                      MORTGAGE OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                               3Q03 vs.              3Q03 vs.
                                       3Q02       4Q02       1Q03       2Q03      3Q03            3Q02                  2Q03*
                                     -------    -------    -------    -------    -------   -----------------     ------------------
Single family mortgage production
  (millions):
  Regions Mortgage                   $ 1,125    $ 1,696    $ 1,495    $ 1,631    $ 1,697   $   572      50.8%    $    66       16.2%
  EquiFirst                              533        602        695        831      1,150       617     115.8%        319      153.5%
                                     -------    -------    -------    -------    -------   -------     -----     -------      -----
   Total                             $ 1,658    $ 2,298    $ 2,190    $ 2,462    $ 2,847   $ 1,189      71.7%    $   385       62.6%
                                     =======    =======    =======    =======    =======   =======     =====     =======      =====


Gain on sale of mortgage loans
  (thousands):
  Regions Mortgage                   $ 2,451    $ 5,137    $ 4,352    $ 9,115    $ 3,799   $ 1,348      55.0%    $(5,316)    -233.3%
  EquiFirst                           20,713     22,115     24,123     28,096     31,639    10,926      52.7%      3,543       50.4%
                                     -------    -------    -------    -------    -------   -------     -----     -------      -----
   Total                             $23,164    $27,252    $28,475    $37,211    $35,438   $12,274      53.0%    $(1,773)     -19.1%
                                     =======    =======    =======    =======    =======   =======     =====     =======      =====

Servicing portfolio                    $17.7      $17.3      $17.1      $16.6      $16.0
                                     Billion    Billion    Billion    Billion    Billion
Capitalized mortgage servicing
  rights (net)                     $122.5 MM  $107.0 MM  $110.8 MM   $96.3 MM  $123.9 MM
MSR valuation allowance             $23.5 MM   $40.5 MM    $40.3MM   $59.5 MM   $39.5 MM
MSR capitalization rate               82 bps    62 bps.    65 bps.    58 bps.    77 bps.


*Linked quarter percentage changes are presented on an annualized basis.


- Approximately 60% of single-family mortgage production was originated by Regions Mortgage and approximately 40% was originated by EquiFirst in 3Q03.

- Approximately 65% of Regions' mortgage pipeline at September 30, 2003, was attributable to refinance activity.

- Regions Mortgage originates conforming mortgage loans and services loans originated in-house and by others.

- EquiFirst originates non-conforming mortgage loans primarily through a broker network and sells them servicing-released, on a whole loan basis, at a premium.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2003 EARNINGS RELEASE
PAGE 15

CREDIT QUALITY

-------------------------------------------------------------------------------------------------------------------------
                                                         CREDIT QUALITY
-------------------------------------------------------------------------------------------------------------------------
                                                                                                     YTD           YTD
($ in thousands)                 9/30/2002    12/31/2002   3/31/2003    6/30/2003    9/30/2003    9/30/2002     9/30/2003
                                 ---------    ----------   ---------    ---------    ---------    ---------     ---------

Allowance for loan losses         $435,798     $437,164     $449,704     $456,672     $456,040
Provision for loan losses         $ 35,000     $ 32,500     $ 31,500     $ 30,000     $ 30,000     $ 95,000     $ 91,500

Net loans charged off:
  Commercial                      $ 21,501     $ 19,841     $ 12,561     $ 15,650     $ 23,035     $ 48,829     $ 51,246
  Real estate                        3,610        2,495        2,550        3,203        3,663        9,205        9,416
  Installment                        6,715        8,798        3,849        4,179        3,934       22,663       11,962
                                  --------     --------     --------     --------     --------     --------     --------
    Total                         $ 31,826     $ 31,134     $ 18,960     $ 23,032     $ 30,632     $ 80,697     $ 72,624
                                  ========     ========     ========     ========     ========     ========     ========

Net loan charge-offs as a % of
  average loans, annualized
  Commercial                          0.80%        0.71%        0.47%        0.57%        0.81%        0.63%        0.62%
  Real estate                         0.10%        0.07%        0.07%        0.08%        0.10%        0.08%        0.08%
  Installment                         0.41%        0.65%        0.29%        0.31%        0.29%        0.49%        0.30%
                                  --------     --------     --------     --------     --------     --------     --------
     Total                            0.40%        0.40%        0.25%        0.29%        0.39%        0.35%        0.31%
                                  ========     ========     ========     ========     ========     ========     ========


Non-performing assets:
Non-accrual loans                 $248,345     $226,470     $244,500     $241,789     $268,764
Renegotiated loans                  33,085       32,280       31,524       29,803          931
Other real estate                   59,103       59,606       63,585       52,358       56,887
                                  --------     --------     --------     --------     --------
  Total                           $340,533     $318,356     $339,609     $323,950     $326,582
                                  ========     ========     ========     ========     ========

Non-performing assets as a %
  of outstanding loans and ORE        1.11%        1.03%        1.07%        1.02%        1.03%
Allowance as a % of NPAs               128%         137%         132%         141%         140%
Allowance as a % of loans, net        1.43%        1.41%        1.42%        1.44%        1.44%
Loans past due > 90 days         $  42,167     $ 38,499     $ 45,171     $ 35,894     $ 31,075


- Annualized charge-offs were .39% and .31% of average loans in 3Q03 and year-to-date September 30, 2003, respectively, as compared to .40% in 3Q02 and .35% year-to-date September 30, 2002.

- One significant loan was reclassified from renegotiated to non-accrual as a result of a shared national credit exam. In addition, we took a charge-off of $4.8 million on the credit. This represents approximately 16% of total charge-offs.

- $3.6 million of a $15 million substandard-rated agribusiness loan was charged off.

- Excluding the effects of the two charge-offs noted above, annualized net charge-offs as a percentage of average loans for the quarter would have been 0.28%.

- Installment loan charge-offs have declined year-over-year, accounting for the majority of improvement over 2002 levels. Commercial and real estate loan charge-offs as a percent of average loans have remained relatively flat year-over-year.

- Regions non-performing loan portfolio is composed primarily of a number of small to medium-sized loans that are diversified geographically throughout its franchise.

- Of the total $269 million in non-accrual loans at September 30, 2003, approximately $72.1 million (27%) are secured by single-family residences, which historically have had very low levels of loss.

- Of the 25 largest ORE properties, the largest has a book value of $2.4 million and the smallest has a book value of $429,000.

- Management considers the current level of the allowance for loan losses adequate to absorb possible losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimates that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2003 EARNINGS RELEASE
PAGE 16


ADDITIONAL FINANCIAL AND OPERATIONAL DATA

----------------------------------------------------------------------------------------------------------------------
                                      ADDITIONAL FINANCIAL AND OPERATIONAL DATA
----------------------------------------------------------------------------------------------------------------------
                                                     9/30/2002    12/31/2002     3/31/2003     6/30/2003     9/30/2003
                                                     ---------    ----------     ---------     ---------     ---------
FTE employees                                          16,098        15,695        16,040        16,003        15,969
Authorized shares remaining under buyback program      2.9 MM        2.6 MM        2.6 MM        2.6 MM       11.8 MM
Full service offices                                      684           689           696           687           685
ATM's                                                     773           764           756           757           748

- Regions has authorization to repurchase up to 12.6 million shares of common stock. On July 16, 2003, Regions' Board of Directors increased the authorization for share buyback by 10 million shares, in addition to the 2.6 million shares remaining under the previous buyback authorization. 778,000 shares were repurchased during the third quarter of 2003 at an average price of $35.34.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2003 EARNINGS RELEASE
PAGE 17


FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. The forward-looking statements are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe," "expect," "anticipate," "project," and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors that may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the South, in general, and in the communities we serve, in particular, may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) the existence or exacerbation of general geopolitical instability and uncertainty, including the threat or occurrence of acts of terror or the occurrence or escalation of hostilities; (e) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (f) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors that may affect the accuracy of our projections are specific to Regions, including: (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

Regions' Investor Relations contact is Jenifer M. Goforth at (205) 244-2823; Regions' Media contact is Kristi Lamont Ellis at (205) 326-7179.